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                                     BYLAWS


                  These Bylaws are adopted by this Corporation and are supplemental to the Delaware General Corporation Law (the "Corporation Law") as the same shall from time to time be in effect.


ARTICLE I.  SEAL.
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         Section 101. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words "Corporate Seal", and the name of the State of Incorporation. The seal may be used by any person authorized by the Board of Directors of the Corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II.  REGISTERED AND OTHER OFFICES.
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         Section 201. Registered Office. The registered office of the
Corporation in the State of Incorporation shall be located at such place as the Board of Directors may from time to time determine.

         Section 202. Other Offices. The Corporation may also have offices at such other places, within and without its State of Incorporation, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE III.  MEETINGS OF SHAREHOLDERS.
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         Section 301. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the State of Incorporation, as shall be determined by the Board of Directors from time to time.

         Section 302. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such place and at such time as the Board of Directors shall fix. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable statute or regulation.

         Section 303. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the President, or by the shareholders entitled to cast at least one-third of the vote which all shareholders are entitled to cast at the particular meeting.

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         Section 304. Conduct of Shareholders' Meetings. Subject to Section 803
hereof, the President shall preside at all shareholders' meetings, or, in his or her absence, any vice-president. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.

         Section 305. Majority Written Consent. Except as otherwise prohibited by law, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE IV.  DIRECTORS AND BOARD MEETINGS.
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         Section 401. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 402. Nomination for Directors. Written nominations for directors to be elected at an annual meeting of shareholders, other than nominations submitted by the incumbent Board of Directors, must be submitted to the Secretary of the Corporation not later than the close of business on the fifth business day immediately preceding the date of the meeting. All late nominations shall be rejected.

         Section 403. Number of Directors. The Board of Directors shall consist of two or more directors. The number of directors to be elected, subject to the foregoing limits, shall be determined by resolution of the Board of Directors. The directors shall be elected by the shareholders at the annual meeting of shareholders to serve until the next annual meeting of shareholders. Each director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office as herein provided has otherwise expired, except in the event of his or her earlier resignation or removal.

         Section 404. Resignations. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

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         Section 405. Compensation of Directors. No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable fee to be paid each director for his or her services in attending meetings of the Board.

         Section 406. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day and at such hour as the Board shall from time to time designate. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the directors are elected. Notice of regular meetings of the Board of Directors need not be given.

         Section 407. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called whenever one or more members of the Board so request in writing. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either oral or in writing, shall be given by the Secretary to each member of the Board at least one calendar day before the date of such meeting.

         Section 408. Reports and Records. The reports of officers and committees shall be filed with the Secretary of the Board. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

         Section 409. Executive Committee. The Board of Directors may, without limiting its right to establish other committees, establish an Executive Committee of the Board which shall consist of any one or more directors. The Executive Committee shall have and exercise the authority of the Board of Directors in the management and affairs of the Corporation, except as otherwise provided in the resolution establishing the Executive Committee and except as otherwise prohibited by the Corporation Law.

         Section 410. Absence or Disqualification of Committee Members. In the absence or disqualification of any member of any committee or committees established by the Board of Directors, the member or members thereof present at any meeting of such committee or committees, and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

         Section 411. Chairman of the Board. The directors may choose a Chairman of the Board who shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

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         Section 412. Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the Board.

ARTICLE V.  OFFICERS.
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         Section 501. Officers. The officers of the Corporation shall be a
President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers (including, without limitation, Divisional or Regional Presidents) or assistant officers as the Board of Directors may from time to time deem advisable. Except for the President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. Officers shall be elected by the Board of Directors at the time and in the manner as the Board of Directors from time to time shall determine. Each officer shall hold office for a term extending until the first regular meeting of the Board of Directors following the annual meeting of shareholders and until his or her successor shall have been elected and shall qualify, except in the event of his or her earlier resignation or removal.

         Section 502. President. The President (not including any Divisional or Regional President of the Corporation) shall be the Chief Executive Officer and shall have general supervision of all of the departments and business of the Corporation; he or she shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. As authorized by the Board of Directors, he or she shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President shall perform such other duties as may be prescribed by the Board of Directors.

         Section 503. Vice Presidents. The Vice Presidents shall perform such duties and do such acts as may be prescribed by the Board of Directors or the President. Subject to the provisions of this Section, the Vice Presidents in order of their seniority shall perform the duties and have the powers of the President in the event of his or her absence or disability.

         Section 504. Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President, he or she shall have custody of the Corporation funds and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President, taking appropriate vouchers for such disbursements, and shall on request render to the President and the Board of Directors, at its meetings, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

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         Section 505. Secretary. The Secretary shall act under the direction of the President. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and, when authorized by the President or the Board of Directors, cause it to be affixed to any instruments requiring it.

         Section 506. Assistant Officers. Any assistant officers elected by the Board of Directors shall have such duties as may be prescribed by the Board of Directors, the President, or the officer to whom they are an assistant. Assistant officers shall perform the duties and have the power of the officer to whom they are an assistant in the event of such officer's absence or disability.

         Section 507. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all officers, except the President and any Executive Vice President elected by the Board, shall be fixed by the Executive Committee of the Board and, in the absence of an Executive Committee, by the President.

         Section 508. General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors.

ARTICLE VI.  PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION.
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         Section 601. Personal Liabilities of Directors. To the fullest extent permitted by the Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 602. Indemnification. The Corporation shall, to the fullest extent now or hereafter permitted by applicable law, indemnify any person who was or is a party or witness or is threatened to be made a party or witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other person or entity), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, general partner, agent, fiduciary or other representative of another corporation (for profit or not-for-profit), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (including service with respect to employee benefit plans), against all liabilities, expenses (including without limitation attorneys' fees and costs), judgments, fines, excise taxes (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement in connection with such action, suit, or proceeding unless the act or failure to act by such person giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness or otherwise failed to meet the applicable standard of conduct for which indemnification may be provided in accordance with the Corporation Law.

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         Section 603. Advancement of Expenses. Expenses (including without limitation attorneys' fees and costs) incurred by any person who was or is an officer or director of the Corporation in defending or appearing as a witness in any action or proceeding referred to in Section 602 shall automatically be paid by the Corporation, without the need for action by the Board of Directors, in advance of the final disposition of the action, suit or proceeding upon (a) receipt of an undertaking by or on behalf of the person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation, and (b) to the extent required by the Corporation Law, receipt of any other document, undertaking or affirmation.

         Section 604. Exceptions. Notwithstanding anything in this Article VI to the contrary, the Corporation shall not be obligated to indemnify any person under Section 602 or advance expenses under Section 603 with respect to proceedings, claims or actions commenced by that person, other than mandatory counterclaims and affirmative defenses.

         Section 605. Claims for Indemnification. To obtain indemnification under this Article VI, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows (unless such determination is otherwise required by applicable law to be made in a different manner): (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the shareholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

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         Section 606. Proceeding to Enforce Indemnification. If a claim under
Section 605 is not paid in full by the Corporation within thirty days after a written claim pursuant to that section has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation's primary banker) and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses (including, but not limited to, attorney's fees and costs) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending or appearing as a witness in any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 607. Binding Determination. If a determination shall have been made pursuant to Section 605 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 606.

         Section 608. Validity. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 606 that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VI.

         Section 609. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Corporation Law, subject to the limitations, if any, imposed by the Corporation Law. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 610, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

         Section 610. Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending or appearing as a witness in any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent permitted under this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

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         Section 611. Severability. If any provision or provisions of this
Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, each portion of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         Section 612.  Definitions. For purposes of this Article VI:
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         (a) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

         (b) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Article VI.

         Section 613. Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

         Section 614. Interpretation. The indemnification and advancement of expenses provided by or pursuant to this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any insurance policy, agreement, vote of shareholders or directors, or otherwise, both as to actions in the person's official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of the person. If the Corporation Law does, or is amended to, permit a corporation organized in the State of Incorporation of the Corporation to provide greater rights to indemnification and advancement of expenses for its directors and officers than the express terms of this Article VI, then this
Article VI shall be construed to provide for such greater rights.

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         Section 615. Contract. The duties of the Corporation to indemnify and to advance expenses to a director or officer as provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act that took place prior to the amendment or repeal or the termination of the service of the person as a director or officer, whichever is earlier.

         Section 616. Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Article VI.

ARTICLE VII.  SHARES OF CAPITAL STOCK.
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         Section 701. Authority to Sign Share Certificates. Every share certificate shall be signed by the President or one of the Vice Presidents, if any, and by the Secretary or one of the Assistant Secretaries or by such other officers as may be authorized by the Board of Directors.

         Section 702. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said shareholder shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or President or the Secretary; and (c) satisfied any other reasonable requirements (including, without limitation, providing a surety bond) fixed by the Board of Directors, or the President or the Secretary.

ARTICLE VIII.  GENERAL.
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         Section 801. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 802. Signing Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers, or other person or persons, as the Board of Directors may from time to time designate.

         Section 803. Designation of Presiding and Recording Officers. The directors or shareholders, at any meeting of the directors or shareholders, as the case may be, shall have the right to designate any person, whether or not an officer, director or shareholder, to preside over or record the proceedings of such meeting.

         Section 804. Record Date. The Board of Directors may fix any time whatsoever prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, or for any other purpose, as a record date for the determination of the shareholders entitled to notice of, or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, except that in the case of a meeting of shareholders (other than an adjourned meeting) such record date may not be more than 90 days prior to the date of the meeting of shareholders.

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         Section 805. Text of Proposed Resolution in Written Notice. Whenever
the language of a proposed resolution is included in a written notice to shareholders, the shareholders' meeting considering the resolution may adopt it with such clarifying or other amendments as do not enlarge its original purpose, without further notice to shareholders not present in person or by proxy.

         Section 806. Absentee Participation in Meetings. One or more directors or shareholders may participate in a meeting of the Board of Directors, or of a committee of the Board, or a meeting of the shareholders, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

         Section 807. Emergency Bylaws. In the event of any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum of the Board cannot readily be assembled, and until the termination of such emergency, the following bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws:

                  (a) A special meeting of the Board of Directors may be called by any officer or director upon one hour's notice; and

                  (b) The director or directors in attendance at the meeting shall constitute a quorum.

         Section 808. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

         Section 809. Successor Statutes. Any reference herein to the "Corporation Law" or to any section thereof shall be deemed to be a reference to such law, or successor statute, and the appropriate corresponding section thereof as the same may be amended or adopted from time to time hereafter.

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ARTICLE IX.  AMENDMENT OR REPEAL.
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         Section 901. Amendment or Repeal by Shareholders. These Bylaws may be
amended or repealed, in whole or in part, by a vote of two-thirds of all shares of common stock of the Corporation issued and outstanding at any annual or special meeting of the shareholders duly convened after notice to the shareholders of that purpose.

         Section 902. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board duly convened.

         Section 903. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the shareholders or the Board of Directors.

ARTICLE X.   ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS AND REPEALS.
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         Section 1001. Adoption and Effective Date. These Bylaws have been adopted as the Bylaws of the Corporation as of this 1st day of March, 2004, and shall be effective as of said date.

         Section 1002.   Amendments or Repeals.



Section Involved           Date Amended or Repealed           Adopted By
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